[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]

Exhibit 5.2

January 23, 2007

Genco Shipping & Trading Limited
299 Park Avenue, 20th Floor
New York, New York 10171

Ladies and Gentlemen:

We have acted as special counsel to Genco Shipping & Trading Limited, a corporation organized under the laws of the Republic of the Marshall Islands (the "Company"), in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission with respect to the registration under the Securities Act of 1933, as amended, of up to US$500,000,000 aggregate public offering price of (i) debt securities, which may be issued pursuant to an indenture (the "Indenture"), as amended or supplemented from time to time, between the Company and the trustee named in the Indenture (the “Debt Securities”), (ii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), and (iii) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”).

In rendering this opinion, we have reviewed copies of the following documents:

(A)	the Registration Statement;

(B)	the Certificate of Incorporation of the Company as such Certificate of Incorporation has been amended and/or restated through the date hereof;

(C)	the By-laws of the Company as such By-laws have been amended and/or restated through the date hereof;

(D)	certain resolutions of the Board of Directors of the Company; and

(E)	the form of Indenture, which is governed by the laws of the State of New York.

We have also made such inquiries and reviewed such other documents and records as we have deemed necessary or appropriate as a basis for our opinion. We have also examined and relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others. In rendering our opinion, we have assumed that the Debt Securities will be duly authenticated by the Trustee for the Debt Securities as provided for in the Indenture.

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that when an Indenture substantially in the form of Indenture we have reviewed has been executed and delivered by the Company and the trustee named therein and when the specific terms of a particular Debt Security have been duly authorized by the Board of Directors of the Company and established in accordance with such Indenture and such Debt Security has been duly executed, authenticated, issued for value and delivered in accordance with such Indenture, such Debt Security will constitute a binding obligation of the Company.

The opinion set forth above is qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America (the "Relevant Laws").

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

Very truly yours,

                              /s/ Kramer Levin Naftalis & Frankel LLP
                    Kramer Levin Naftalis & Frankel LLP